                                   AGREEMENT OF
                                      LEASE

                                     BETWEEN

                 GLENVIEW CORPORATE CENTER LIMITED PARTNERSHIP,
                                                            Landlord

                                       AND

                            WORLDGATE COMMUNICATIONS,

                                                              Tenant

                                TABLE OF CONTENTS
                                      LEASE

SECTION                                                                   PAGE

1.       REFERENCE DATA....................................................1
2.       DEMISE............................................................3
3.       TERM..............................................................3
4.       HOLDING OVER......................................................3
5.       RENT..............................................................3
6.       OPERATING EXPENSE ESCALATION......................................4
7.       COMPLETION OF IMPROVEMENTS; AS IS.................................9
8.       [Intentionally Omitted]...........................................9
10.      PERMITTED USES...................................................10
11.      BUILDING OPERATION AND SERVICES; ELECTRICALLY....................10
12.      INTERRUPTION OF SERVICES.........................................12
13.      REPAIRS..........................................................13
14.      INTENTIONALLY OMITTED............................................13
15.      QUIET ENJOYMENT..................................................14
16.      LANDLORD'S RIGHT OF ENTRY........................................14
17.      SURRENDER OF PREMISES............................................14
18.      MISCELLANEOUS COVENANTS..........................................15
19.      RULES AND REGULATIONS............................................16
20.      PERFORMANCE OF TENANT'S COVENANTS................................16
21.      EMINENT DOMAIN...................................................16
22.      CASUALTY DAMAGE..................................................17
23.      HOLD HARMLESS: PUBLIC LIABILITY INSURANCE; WAIVER OF SUBROGATION.18
24.      MORTGAGEE AND OTHER AGREEMENTS...................................19
25.      SUBORDINATION AND ATTORNMENT.....................................20
26.      ASSIGNMENT AND SUBLETTING........................................20
27.      DEFAULT..........................................................22
28.      LANDLORD'S REMEDIES..............................................23
29.      LEGAL FEES AND OTHER COSTS.......................................26
30.      LATE CHARGE......................................................26
31.      SUCCESSORS AND ASSIGNS...........................................26
32.      WAIVERS..........................................................27
33.      WAIVER OF TRIAL BY JURY..........................................27
34.      SEVERABILITY.....................................................27
35.      NOTICES..........................................................27
36.      AMENDMENT AND MODIFICATIONS......................................27
37.      SECURITY DEPOSIT.................................................28
38.      ENVIRONMENTAL MATTERS............................................28
39.      BROKERS..........................................................30
40.      FINANCIAL STATEMENTS.............................................30
41.      TENANT'S TERMINATION RIGHTS......................................30
42.      PARKING..........................................................30

43.      OPTIONS TO EXTEND................................................31
44.      HEADINGS AND TERMS...............................................31
45.      GOVERNING LAW....................................................32

                                    EXHIBITS

A        Plan of Leased Premises
B        Rules and Regulations
C        Tenant Estoppel Letter

GLENVIEW CORPORATE CENTER Bensalem, Pennsylvania

          1.       REFERENCE DATA.            Lease Dated: January 14, 1997
                   ---------------

                  Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

LANDLORD:                  Glenview Corporate Center Limited Partnership, a
                           Delaware Limited Partnership

LANDLORD'S ADDRESS:        c/o Pitcairn Properties Incorporated
                           Glenview Corporate Center, P.O. Box 863
                           3220 Tillman Drive, Suite 407
                           Bensalem, Pennsylvania 19020-2032

LANDLORD'S CONSTRUCTION REPRESENTATIVE: R. Clifford Zimmerman

TENANT: WorldGate Communications

TENANT'S ADDRESS:

TENANT'S CONSTRUCTION REPRESENTATIVE: N/A

LEASED PREMISES:

RENTABLE AREA OF LEASED PREMISES: 16,195 Rentable Square Feet

LEASE TERM: Three (3) years

 SCHEDULED COMMENCEMENT DATE: March 1, 1997

 COMMENCEMENT DATE: March 1, 1997

 ANNUAL FIXED RENT:        Year I - $263,168.75; Year 2 - $287,461.25; Year 3 -
                           $295,558.75

  OPERATING EXPENSE ALLOWANCE: $6.00 Per Rentable Square Foot

  TENANT'S PROPORTIONATE SHARE: 11. 30 %

  PERMITTED USES: general office

  SECURITY DEPOSIT: $21,930.73

ADVANCE RENTAL PAYMENT: $-0-

BROKER: Lanard & Axilbund Colliers

CONSTRUCTION ALLOWANCE: N.A.

GLENVIEW CORPORATE CENTER LIMITED
PARTNERSHIP

By:      BPPI-I Limited Partnership,
         its general partner

By:      PITCAIRN PROPERTIES
         INCORPORATED

         By:  /s/   illegible
            --------------------------------------


BY:      BERGEN OF PHILADELPHIA, INC.

         BY:   /s/   illegible
            --------------------------------------


TENANT:

WORLDGATE CO UNICATTONS


By:      /s/ Hal Krisbergh
         --------------------------------------
         Name: Hal Krisbergh
         Title: Chairman/CEO


Attest:  /s/ David E. Wachob
         ---------------------------------------
         Name: David E. Wachob
         Title: VP/GM

                  2. DEMISE . Landlord hereby demises and lets to Tenant and Tenant takes and hires from Landlord that certain space (the "Leased Premises") delineated in Exhibit "A", attached hereto and made part hereof, in the five (5) story office building (the "Building") erected upon a parcel of ground located at 3220 Tillman Drive, Bensalem Township, Pennsylvania (the "Lot"), TOGETHER WITH, appurtenant to the Leased Premises, the right to use in common with Landlord and other tenants, occupants and visitors to the Building, the common walkways, sidewalks and parking lots of the Lot, the common lobbies and facilities of the Building and, if the Leased Premises include less than an entire floor of the Building, the common lobbies, hallways and toilets and other common facilities of such floor. The computation of the gross rentable area for the Leased Premises includes an agreed upon loss factor representing Tenant's allocable share of common areas and has been agreed upon and stipulated by Landlord and Tenant.

                  3. TERM. The Lease Term shall commence on the Commencement Date which shall be the earlier of (a) the date on which Tenant shall take possession of the Leased Premises, or (b) March 1, 1997.

                  4. HOLDING OVER. If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise without the consent of Landlord, Tenant shall pay Landlord (a) as agreed liquidated damages for such holding over alone, an amount, calculated on a per them basis for each day of such unlawful retention, equal to the greater of (i) twice the Annual Fixed Rent, or (ii) the established market rental for the Leased Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (b) all other damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongftil holding over by Tenant, or creating any right in Tenant to continue in possession of the Leased Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of unlawful retention.

                  5. RENT. Rent is payable by Tenant beginning on the Commencement Date in monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent, without prior notice or demand, and without any set-off or deduction whatsoever, in advance, on the first day of each month at Landlord's office in Bensalem, Pennsylvania or at such other place as Landlord may direct in writing, except that the advance rent in the amount set forth as the Advance Rental Payment in Section I hereof will be paid on the date of the execution of this Lease and will be applied against the Fixed Rent in the first full month of the Lease Term.

                          If the Lease Term commences on a day other than the
first day of a calendar month, the monthly installments of rent (including Fixed Rent and any Additional Rent as herein provided), for the first and last months of the Lease Term and for each Lease Month in which the rental rate changes shall be apportioned pro rata in proportion to the number of days in the month. As used herein, the term "Lease Month" shall mean the 28,

29, 30 or 31 day period ending at midnight on the day preceding each monthly anniversary of the Commencement Date.

                           Tenant hereby covenants and agrees to pay the
Annual Fixed Rent, Additional Rent and other sums payable to Landlord hereunder when due, and to pay interest to Landlord at the Overdue Interest Rate (a) on all overdue installments of Fixed Rent from the due date thereof to the date of payment and (b) on all payments of Additional Rent or other sums payable to Landlord hereunder from the date of demand for payment until the date of payment. Upon default by Tenant in the payment of such Additional Rent or other sums payable hereunder, Landlord shall be entitled to all rights and remedies to which it would be entitled in default of the payment of Fixed Rent. As used herein, the term "Overdue Interest Rate" shall mean and equal three percent (3 %) per annum over the prime interest rate announced from time to time by the largest commercial bank whose principal office is located in Philadelphia or Montgomery County, Pennsylvania as being its "prime" or benchmark rate of interest.

                  6. OPERATING EXPENSE ESCALATION. If Landlord's Operating Expense for any Operating Year shall be greater than the Operating Expense Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share (as defined below) of the difference (the amount of Tenant's Proportionate Share of such difference is hereinafter- referred to as the "Operating Expense Adjustment"). If Tenant occupies the Leased Premises or portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be allocated proportionately to the amount of time in such Operating Year that Tenant so occupies such space.

                           Such Additional Rent shall be paid in the
following manner: within one hundred twenty (120) days following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year, (H) the Operating Expense Allowance and (iii) the Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as Additional Rent the Operating Expense Adjustment for such Operating Year. Commencing with the first month of the lease term, tenant shall pay to landlord, on account of the operating expense adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12TH) OF THE estimated Operating Expense Adjustment for such Operating Year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

                           As used in this Section 6 and Section 1 where
applicable, the following words and terms shall be defined as hereinafter set forth:

(h) To constantly have pass keys to the Leased Premises.

                           (i) To grant to anyone the exclusive right to
conduct any particular business or undertaking in the Building.

                           0) To exhibit the Leased Premises to others and to
display "For Rent" signs on the Leased Premises.

                           (k) To take any and all measures, including
inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building as may be necessary or desirable in the operation of the Building.

                  Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant.

REGULATION CHANGE

                  Landlord shall have the right to amend these Rules and Regulations, and to make such other and further reasonable Rules and Regulations, as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care or cleanliness of the Building or for the preservation of good order therein.

                  Landlord shall not be responsible to Tenant for the enforcement of the Rules and Regulations or by the violation thereof by other tenants.

                           (a) "OPERATING YEAR" shall mean each calendar
year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

                           (b) "OPERATING EXPENSE ALLOWANCE" shall mean and
equal the amount set forth in Section I of this Lease multiplied by the rentable area of the Building.

                           (c) "OPERATING EXPENSE STATEMENT" shall mean a
statement in writing signed by Landlord, setting forth in reasonable detail
(i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expense Allowance and (iii) the Tenant's Operating Expense Adjustment for such Operating Year, or portion thereof. The Operating Expense for each Operating Year shall be audited and certified by Landlord's independent certified public accountant whose report thereon shall be available for inspection by Tenant at Landlord's office during normal business hours. The Operating Expense Statement duly prepared in accordance herewith shall constitute a final determination as between Landlord and Tenant of the Operating Expense and the Operating Expense Adjustment for any Operating Year.

                           (d) "OPERATING EXPENSE" shall mean the following
expenses incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Lot:

                                   (i) Wages, salaries, fees and other
compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees or any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first class office buildings *in the Philadelphia suburban area, which are unionized) made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and the Lot, including, without limitation: window cleaners; janitors; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the building and the lot; carpenters; engineers; mechanics; electricians; plumbers; persons engaged in the operation and maintenance of the Building and the Lot; building superintendent and assistants; building manager; and clerical and administrative personnel.

                                    (ii) The uniforms of all employees, and
the cleaning, pressing and repair thereof

                                   (iii) Cleaning costs for the Building and
the Lot, including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefor) and the costs of all labor, supplies, equipment and materials incidental thereto.

                                   (iv) Premiums and other charges incurred
by Landlord with respect to all insurance relating to the Building and the Lot and the operation and maintenance thereof, including, without limitation: fire and extended coverage insurance, including windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; workmen's compensation; boiler and machinery; rent; use and occupancy; and health, accident and group life insurance of all employees.

                                   (v) All taxes, charges, imposts and
burdens and special assessments of every kind and nature imposed by any governmental authority on and/or with respect to the Lot or Building which Landlord shall become obligated to pay because of or in connection with the ownership, leasing or operation of the Lot or the Building.

                                   (vi) The cost of water and sewer and any
and all other utility services used in connection with the operation and maintenance of the Building and the Lot, excluding, however, electricity which shall be billed monthly to tenants pursuant to Section 11 hereof.

                                   (vii) Costs incurred for operation,
service, maintenance, inspection, repairs and alterations of the Building, the Lot and the heating, air-conditioning, ventilating, plumbing, electrical, security and elevator systems of the Building (including any separate contract therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

                                   (viii) Gross receipts taxes, sales taxes
and excise taxes and the like upon any of the expenses enumerated herein.

                                   (ix) Management fees of the managing agent
for the Building.

                                   (x) The cost of replacements for tools and
equipment used in the operation and maintenance of the Building and the Lot.

                                   (xi) The cost of repainting or otherwise
redecorating any part of the Building other than premises demised to tenants in the Building.

                                   (xii) Christmas decorations for the lobby
and other public portions of the Building below the second floor.

                                   (xiii) The cost of telephone service,
postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building Superintendent's office.

                                   (xiv) The cost of licenses, permits and
similar fees and charges related to operation, repair and maintenance of the Building.

                                    (xv) Auditing fees necessarily incurred
in connection with the maintenance and operation of the Building, and accounting fees incurred in connection with the preparation and certification of a real estate tax escalation and the operating expense escalation statements pursuant to this Section 6.

                                    (xvi) All costs incurred by Landlord to
retrofit any portion or all of the Building to comply with a change in existing legislation or introduction of new legislation, whether Federal, State or Municipal; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building.

                                    (xvii) All expenses associated with the
installation of any energy or cost saving devices.

                                    (xviii) The pro rata share of all costs
and expenses allocated to the Building and the Lot relating to the maintenance, operation and repair of any common atrium or other facilities connecting the Building or any of its facilities to any other building or facilities on adjacent lots.

                                    (xix) All assessments against Landlord
for the Lot and the Building's share of the costs of Glenview Corporate Center as provided in the Declaration of Protective Covenants (the "Protective Covenants") for Glenview Corporate Center.

                                    (xx) Any and all other expenditures of
Landlord in connection with the operation, repair or maintenance of the Lot or the Building which are properly expensed in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair and maintenance of first-class office buildings in the Philadelphia suburbs.

                                    If Landlord shall purchase any item of
capital equipment or make any capital expenditure as described in subsections
(xvii) and (xviii) above, then the costs for the same shall be included in Operating Expenses in the year of installation and in subsequent years amortized on a straight line basis, over an appropriate period, but not more than ten (10) years,, with an interest factor equal to the prime interest rate, as defined in Section 5 hereof. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Operating Expenses for each year in which they are incurred.

                           Notwithstanding the foregoing, "Operating Expense"
shall not include expenditures for any of the following:

                                    (A) The cost of any capital addition made
to the Building (other than-that specified as part of Operating Expense as provided above), including the cost to prepare space for occupancy by a new tenant.

                                   (B) Repairs or other work occasioned by
fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                                   (C) Leasing commissions, advertising
expenses and other costs incurred in leasing or procuring new tenants.

                                   (D) Repairs or rebuilding necessitated by
condemnation.

                                   (E) Depreciation and amortization of the
Building, other than

                                            (I) capital expenditures which
under generally applied real estate practice are expensed or regarded as deferred expenses;

                                            (II) capital expenditures
appropriate to a first class office building or required by law as described in subsection (xvii) above; and

                                            (III) capital expenditures
designed to result in savings or reductions in Operating Expenses as described in subsection (xviii) above.


                                   (F) The salaries and benefits of executive
officers of Landlord if any.

                          Operating Expense shall be "net" and, for that
purpose, shall be reduced by the amounts of any reimbursement or credit received or receivable by Landlord with respect to an item of cost that is included in Operating Expense (other than reimbursements to Landlord by tenants of the Building pursuant to Operating Expense escalation provisions).

                          To the extent that any item of Operating Expense is
incur-red in common with another building or lot in the Glenview Corporate Center, such item of expense shall be apportioned equitably among the properties incurring such expenses.

                          If landlord shall eliminate the payment of any
wages or OTHER LABOR costs or otherwise reduce Operating Expense as a result of the installation of new devices or equipment, or by any other means, then in computing the Operating Expense the corresponding items shall be deducted from the Operating Expense Allowance and Operating Year.

                          The Operating Expense for any Operating Year or
portion thereof during which less than one hundred percent (100%) of the Rentable Area of the Building is leased to tenants shall be increased to include an imputed cost for unoccupied portions of the Building in an amount with respect to each such area equal to the product of (I) the Landlord's estimate of the marginal Operating Expense saving resulting from such vacancy, times (II) a fraction, the numerator of which is the number of days during such Operating

Year such portion of the Building was unoccupied and the denominator of which is three hundred sixty-five (365), times (III) the Rentable Area of such unoccupied space. In the time that more than one such portion of Rentable Area shall be unoccupied on separate dates within a relevant Operating Year, then a separate computation shall be made with respect to each unoccupied portion, and the products of such computations shall be added together, and the total thereof shall be the amount of Operating Expense imputed to such unoccupied portions for such Operating Year.

                           (e) "TENANT'S PROPORTIONATE SHARE" shall mean a
fraction, the numerator of which shall be the Rentable Area of Leased Premises, and the denominator of which is 142,745 rentable square feet (subject to adjustment only by reason of any substantial addition to the Building made after the date of the initial completion of construction of the Building), and shall equal, with respect to the Leased Premises, the percentage set forth in Section I of this Lease.

                  7. COMPLETION OF IMPROVEMENTS: AS-IS. Tenant agrees to accept the Leased Premises in its "As-Is" condition. Landlord shall have no obligation to complete any work in connection with Tenant's occupancy of the Leased Premises with the exception of building standard painting of the Leased Premises, which shall be completed promptly following the Commencement Date. Any other work completed by Tenant shall be at Tenant's sole cost and expense and otherwise in accordance with the terms of this Lease.

                          Tenant agrees that Landlord's obligation to deliver
the Leased Premise "As-Is" does not include any obligation on the part of Landlord to remove the workstations owned by the current Tenant of the Leased Premises.

                  8.       [Intentionally Omitted].

                  9. ALTERATIONS OR IMPROVEMENTS BY TENANT. Tenant shall not make during the Lease Term any alterations or additions to the Leased Premises which affect the Building's structure or mechanical, electrical, plumbing or HVAC systems without Landlord's prior written approval, such approval not to be unreasonably withheld. Any such alterations or additions which may be approved by landlord and made by tenant shall be deemed part of the Building and shall not thereafter be removed by Tenant unless Landlord shall require removal of same, either in conjunction with its approval or by notice to Tenant given prior to the termination of this Lease, in which case Tenant shall remove any such alterations or additions and repair any damage to the Building or the Leased Premises occasioned by their installation or removal (including, without limitation, repairing and patching holes, replacing ceiling, wall and floor surfaces and repainting), and restore the Leased Premises to substantially the same condition as existed prior to the time which any such alterations or additions were made, reasonable wear and tear excepted.

                           All alterations and additions by Tenant. and
installation of furnishings following occupancy shall be coordinated with any work being performed by Landlord and performed in such manner and by such union contractor(s) as to assure harmonious labor relations and so as to not damage the Building or interfere with its operation or with the activities of other tenants and, except for installation of furnishings only, by contractors or workmen first approved by Landlord.

                           As further conditions to Landlord's approval of
any proposed alterations or additions by Tenant which are to be made after the beginning of the Lease Term, Tenant shall: secure all necessary licenses and permits; deliver to Landlord a waiver, executed by all persons or firms who will be furnishing labor or materials waiving the right to file any mechanic's Hen against the Building, the Lot or the estate or interest of Landlord or Tenant therein; cause the contractor(s) and subcontractor(s) to carry Workmen's Compensation insurance in statutory amounts and also comprehensive public liability insurance with limits as approved by Landlord, and deliver to Landlord certificates of all such insurance.

                           Failure to comply with any of the provisions of
this Section 9 (including, without limitation, any of the terms or conditions of any consent granted hereunder) shall constitute a default under this Lease and upon such default Landlord may pursue any or all of the remedies provided for in Section 28 hereof, or any other remedy. available to Landlord in law or in equity.

                           Tenant shall promptly pay when due the cost of all
such alterations and additions as referred to in this Section 9 and shall cause any mechanics' liens which may be filed with respect thereto to be immediately discharged, and shall indemnify Landlord against any loss, cost or expense occasioned, directly or indirectly as a result of such alterations and additions.

                  10. PERMITTED USES. Tenant covenants and agrees to use and occupy the Leased Premises only in conformity with law and for the uses specified in Section I hereof and not to use or permit any use of the Leased Premises which creates any safety hazard, which would be dangerous to the Leased Premises, the Building or the occupants of the same, which would be disturbing to other tenants or occupants of the Building, or which would cause any increase in premium for any insurance which Landlord may then have in effect with respect to the building generally.

                  11. BUILDING OPERATION AND SERVICES, ELECTRICITY. Landlord shall furnish, through Landlord's employees or independent contractors, such services, facilities and supplies equal in scope, quality and frequency to those being customarily provided by landlords in high quality office buildings in the Philadelphia suburbs.

                           Heating, ventilating, and air conditioning shall
be provided as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Building during normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), except Sundays and holidays. Heating, ventilating and air conditioning service shall be subject to such regulations as the Department of Energy or other governmental agency shall adopt from time to time.

                           The air conditioning system in the Building is
designed to accommodate a population load of one (1) person per one hundred
(100) square feet and an electrical load of four (4) watts per foot. If as a result of the layout or use of the Leased Premises, the population load exceeds one (1) person per one hundred (100) square feet, or if as a result of the installation of lights, equipment and appliances by Tenant in the Leased Premises, the electrical load exceeds this design criteria of four (4) watts per square foot, Landlord shall have the right to require Tenant to install in the Leased Premises, at Tenant's sole cost and expense, additional cooling systems to enable the proper cooling of the Leased Premises.

                           Landlord shall install a timed override switch in
the Leased Premises as a part of the initial construction thereof to permit Tenant to activate the air-conditioning system in the Leased Premises outside of normal office hours. Tenant can also arrange for the air conditioning system to be activated outside of normal office hours by giving the Building manager at least four (4) hours written notice. Tenant shall pay Landlord for such additional air-conditioning as a part of the cost of electricity set forth below.

                           Maintenance and cleaning shall be provided Monday
through Friday (excluding holidays), after business hours, as follows: janitor service, consisting of the removal of customary office trash, dusting of furniture, desks and pictures, and vacuuming; maintenance and service of the toilet rooms in the Building; and cleaning and maintenance of common areas in the Building.

                           Fully automatic elevator service shall be provided
for the use of all tenants and the general public for access to and from all floors of the Building.

                           Elevator service for freight shall be supplied by
a passenger/freight elevator in common with service to other tenants at reasonable times during business hours and at other times at reasonable charges payable by Tenant to Landlord in advance.

                           Hot and cold water for normal lavatory purposes
shall be provided. If Tenant requires water for additional purposes, Tenant shall pay the cost thereof as shown on a meter to be installed and maintained at Tenant's expense to measure such additional consumption.

                           Landlord will install as a portion of the original
construction of each tenant space in the Building, an electric meter to measure the consumption of electricity in such space. Landlord reserves the right to install only i single electric meter on each floor and, in such event, the cost of such meter and electricity will be equitably apportioned by Landlord among the tenants on such floor. Landlord will install during the construction of the Building an energy management system which measures the useage of heating, ventilating and air conditioning used by each Tenant in the Building and the common areas of the

Building. Landlord will measure the electricity used by the heating, ventilating and air conditioning system in the Building and will allocate such electricity among the tenants in the Building in proportion to such tenant's useage thereof as measured by the energy management system. Landlord shall also determine the amount of electricity used for the common areas of the Building and the Lot for heating, ventilating and air conditioning, elevator service, site lighting and the like and apportion such electricity among all tenants in the Building in accordance with such tenant's Proportionate Share of the Building.

                           Landlord will bill Tenant monthly for electricity
used by or allocable to Tenant as aforesaid and Tenant shall pay for the same as Additional Rent within fifteen (15) days after receiving Landlord's statement. The charge to Tenant for all electricity used by or allocable to Tenant as aforesaid shall be at the average rate per KVM that is paid by Landlord to the utility providing the same, plus all surcharges, taxes, fuel adjustments, transfer charges or other similar charges.

                           If submetering or allocation of electricity in the
Building is not permitted under future laws or regulations, the Annual Fixed Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord of furnishing electricity to or for the benefit of Tenant.

                           Landlord shall not be liable in any way to Tenant
for any failure or defect in the supply or character of electric energy furnished on the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect to the Building's electric distribution system any fixtures, appliances or equipment other than minicomputers, terminals, duplicating machines, lamps, typewriters and similar small office machines which operate on a voltage not in excess of 110 volts or make any alterations or additions to the electric system of the Leased Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord's demand.

                           Landlord shall furnish and install at Tenant's
expense all replacement lighting tubes, lamps, bulbs, and ballasts required in the Leased Premises.

                  12. INTERRUPTION OF SERVICES. In case Landlord is prevented or delayed in furnishing any service as set forth in Section 11 herein or otherwise by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction in rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such absence of building services constitutes actual or constructive, total or partial eviction or renders the Leased Premises untenantable.

                           Landlord reserves the right to stop any service or
utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                  13. REPAIRS. Landlord shall make, as an Operating Expense of the Building, all repairs necessary to maintain the plumbing, heating, ventilating, air conditioning, electric systems, external windows and floors (excluding carpeting and floor coverings), provided, however, that Landlord shall not be obligated to make any such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this
Section 13 to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors. If Tenant requires maintenance, servicing, repair or replacement of any special plumbing, heating or air conditioning systems installed for Tenant's benefit in the Leased Premises, whether or not such systems are tied into the standard Building systems, such maintenance, servicing, repair or replacement shall be made at the sole expense of Tenant, unless the need for such repairs is caused, in whole or in part, by the negligence or wilful misconduct of Landlord, its agents or employees.

                           Tenant shall maintain the Leased Premises and the
fixtures and appurtenances therein in good repair at all times, reasonable wear and tear excepted. Except to the extent released by Landlord pursuant to the waiver of subrogation provision in Section 23 hereof, Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Leased Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property. Such costs and expenses shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

                          Landlord shall not be liable by reason of any
injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same.

                           Tenant shall give to Landlord prompt written
notice of any accidents to, or defects in plumbing, electrical, heating and air conditioning systems and apparatus located in the Leased Premises.

14.      INTENTIONALLY OMITTED

                  15. QUIET ENJOYMENT. Tenant, upon paying the Annual Fixed Rent, all Additional Rent and all other sums and charges herein provided for and, upon observing, keeping and performing all covenants, agreements and conditions of this Lease on Tenant's part to be observed, kept and performed, shall quietly have and enjoy the Leased Premises throughout the Lease Term without hindrance or molestation by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

                  16. LANDLORD'S RIGHT OF ENTRY. Landlord, any ground lessor, mortgagee or any agent thereof, shall have the right to enter the Leased Premises at reasonable times: to perform Landlord's covenants as set forth in this Lease, for purposes of inspection and to insure Tenant's compliance with the provisions of this Lease, to make any repairs, replacements or alterations to the Building or do any work which Landlord may deem necessary, or to show the Leased Premises to prospective purchasers of the Building, and also, during the last six (6) months of the Lease Term, to show the Leased Premises to prospective tenants.

                           In the event Tenant vacates the Leased Premises
prior to the expiration of the Lease Term, Landlord shall have the right to enter the Leased Premises at any time thereafter to show the Leased Premises to prospective tenants and to retrofit all or a portion thereof for new tenants. No such entry and construction work shall be deemed to be an acceptance of surrender by landlord of all or a portion of the Leased Premises until a replacement tenant actually occupies the same for its business purposes. Acceptance of surrender shall be deemed to occur upon the occupancy by a replacement tenant, but only as to such portion of the Leased Premises which such replacement tenant occupies. Notwithstanding any such acceptance of surrender, Tenant shall remain liable for the difference between the rent reserved hereunder and the rent Landlord receives under a lease with the replacement tenant.

                  17. SURRENDER OF PREMISES. Any alterations, improvements or additions to the Leased Premises made by or at the request of Tenant shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall, prior to the expiration or earlier termination of this Lease, give written notice to Tenant to remove such alterations, improvements and additions. Tenant shall repair any damage caused by the installation and/or removal (including, without limitation, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the time that any such alterations, improvements or additions were made, reasonable wear and tear excepted. Should Tenant fail to remove any such alterations, improvements or additions or to repair such damage wh6n required or requested by Landlord so to do pursuant to this Section 17, Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent.

                           Any personal property which shall remain in the
Leased Premises or any part thereof after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit, provided that notwithstanding the foregoing Tenant shall, upon request of Landlord made no later then ten (10) days after the expiration or earlier termination of this Lease, promptly remove from the Building any such personal property at Tenant's own cost and expense. Should Tenant fail so to do, Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale(s) as Landlord's property. The covenants contained in this Section 17 shall survive the expiration or earlier termination of this Lease.

                  18. MISCELLANEOUS COVENANTS. Tenant shall faithfully perform all of the covenants and conditions to be performed and observed by Tenant hereunder and in addition to those covenants and conditions which are set forth elsewhere herein, Tenant agrees:

                           (a) To secure and maintain in effect any
governmental approvals, licenses and permits as may be required for Tenant's use and occupancy of the Leased Premises.

                           (b) To comply with all applicable laws, codes and
regulations of governmental authorities applicable to Tenant's use and occupancy of the Leased Premises and all rules and regulations of insurers of the Leased Premises and the National Board of Fire Underwriters as they apply to Tenant's use and occupancy of the Leased Premises.

                           (c) If the Leased Premises include less than an
entire floor of the Building, to not place, erect, maintain or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door which faces any common corridor or hallway, without the prior written approval of Landlord, which approval shall not be unreasonably withheld for a single sign, provided that the same conforms to the sign standards as are then established by Landlord generally for the Building, and to not install or replace any entrance door or other door facing on any common corridor or hallway other than the standard door supplied by Landlord, without the prior written approval of Landlord.

                           (d) Not to use or place any curtains, blinds,
drapes,, coverings or signs over any exterior windows or upon the window surfaces as would be visible from the outside of the Building without the prior written approval of Landlord.

                           (e) Without the prior written consent of Landlord,
not to place within the Leased Premises or bring into the Building any machinery, equipment or other personalty other than customary office furnishings and small machinery such as typewriters and other similar items of office equipment, or any machinery or other personalty having a weight on the average in excess of the floor bearing capacity of one hundred (100) pounds per square foot. Landlord in its sole discretion, may condition any consent given pursuant to this Section 18(e) upon the requirement that Tenant pay all costs of all structural and other alterations, changes or additions required to be made to the Leased Premises and the Building, in the sole judgment of Landlord, for the safe support of such machinery, equipment or personalty, together with all costs of engineering or other studies required in the sole judgment of Landlord, to determine the required structural and other alterations, changes or additions.

                  19. RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its servants, employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Exhibit "B", attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may, after written notice to Tenant, from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees, licensees or other visitors.

                  20. PERFORMANCE OF TENANT'S COVENANTS. If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord, may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Leased Premises, as may be necessary or appropriate to meet the requirements of any such covenant or condition, provided that Landlord shall have given Tenant at least three (3) days prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately; and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the Overdue Interest Rate from the date of expenditure(s) by Landlord, as Additional Rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of Tenant's default.

                  21. EMINENT DOMAIN. In the event of the exercise of the power of eminent domain whereby (a) such portion of the Building is taken that access to the Leased Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances, (b) all or substantially all of the Leased Premises or the Building is taken, (c) if less than substantially all of the Building is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion as a first-class office building, or (d) if less than substantially all of the Leased Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Leased Premises, then in the case of (a) or (b), either party, and in the case of
(c), Landlord, and in the case of (d), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all rent and other charges shall be adjusted to the date of termination. The foregoing right of termination shall be applicable to the taking of any estate or interest whatsoever which, as a matter of law, would deprive Landlord or Tenant of any right to possession (in common with others, as to common areas of the Building) for any period in excess of sixty (60) consecutive days from the date of taking, whether or not the taking be in fee, for a term of years or of any other estate or interest; and a taking shall include the transfer of title or of any interest in the Building by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

                          Tenant shall have no right to participate or share
in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant's relocation and moving expenses as may be permitted under applicable law so long as the amount of the same is not subtracted from the award which Landlord is entitled to receive.

                  22. CASUALTY DAMAGE. In the event of damage to or destruction of the Leased Premises caused by fire or other casualty, or of the entrances and other common facilities necessary to provide normal access to the Leased Premises, or to other portions of the Building or its equipment which portions and equipment are necessary to provide services to the Leased Premises in accordance herewith, Landlord shall undertake to make and complete repairs and restorations as hereafter provided, unless this Lease be terminated by Landlord or Tenant or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

                          If (a) the damage is of such nature or extent, in
Landlord's sole judgment, that. more than one hundred and eighty (180) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Leased Premises or the Building which has been damaged, or (b) a substantial portion of the Leased Premises or the Building is so damaged that, in Landlord's
 .sole judgment, it is uneconomic to restore or repair the Leased Premises or the Building, as the case may be, or (c) less than two (2) years remain on the Lease Term, Landlord shall so advise Tenant promptly, and either party, in the case described in clause (a) above, or Landlord, in the case described in clauses (b) or (c) above, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice.

                          In the event of such fire or other casualty, if
this Lease is not terminated pursuant to the terms of this Section 22, if sufficient casualty insurance proceeds are available for use for such restoration or repair, and if this Lease is then in full force and effect, Landlord shall proceed diligently to restore the Leased Premises to substantially its condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Leased Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all cost as may be incurred by Landlord in connection therewith. Landlord is not required hereunder to insure any improvements or alterations made by Tenant, to the Leased Premises, or any fixtures, equipment or other property of Tenant. Tenant shall have the right, at its sole expense, to insure the value of its leasehold improvements, fixtures, equipment or other property located in the Leased Premises, for the purpose of providing funds to Landlord to repair and restore the Leased Premises to substantially its condition prior to the occurrence of the damage. If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Leased Premises shall be restored so as to be substantially as the Leased Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not then been made or installed. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Leased Premises or of the Building within one hundred eighty (180) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

                           In the case of damage to the Leased Premises which
is of a nature or extent that Tenant's continued occupancy is substantially impaired, the Annual Fixed Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment. Anything to the contrary in this Lease notwithstanding, expressed or implied, Landlord shall have no liability to Tenant for and shall have no duty to repair, replace or restore any damage whatsoever, occurring as a result of leakage or seepage of water or any other liquid from any source whatsoever, or breakage of any pipes, mains or other plumbing located in or about the Building, or snow, frost, steam, excessive heat or cold, falling plaster, sewage, gas, odors, noise, or by air conditioning or heating apparatus. Provided, however, Landlord shall repair, replace and restore as an Operating Expense of the Building, all damage to the Building structure, systems and fixtures. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Leased Premises.

                  23. HOLD HARMLESS: PUBLIC LIABILITY INSURANCE: WAIVER OF SUBROGATION. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, owner of the Lot and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses,. losses, suits and damages as may be occasioned by reason of (a) any accident or matter occurring on the Leased Premises, causing injury to persons or damage to property (including, without limitation, the Leased Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or Landlord's agents or employees, (b) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease, or (c) the negligence or otherwise tortious act of Tenant or anyone in or about the Building on behalf or at the invitation or right of Tenant.

                          Tenant shall keep in force at its own expense
comprehensive general liability insurance (including a contractual liability insurance endorsement) in companies acceptable to Landlord sufficient to cover such indemnification and naming as additional insured Landlord, owner of the Lot, Landlord's managing agent, if any, and Tenant against claims for personal injury" including bodily injury, death or property damage in amounts not less than $1,000,000 (or such higher limits as may be determined by Landlord), and Tenant will further deposit the policy or policies of such insurance, or certificates thereof, with Landlord. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be cancelled without at least ten (10) days prior written notice to Landlord and Landlord's managing agent, if any, and that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance.

                          Landlord and Tenant hereby release the other from
any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

                 -24. MORTGAGEE AND OTHER AGREEMENTS. In the event any person, firm, corporation or other entity who is a party to any instrument to which this Lease is subject or subordinate (including, without limitation, any mortgage now or hereafter placed upon the building or lot or on any interest created therein) or their successor(s), succeeds thereunder to the interest of landlord hereunder in the building or the lot, or acquires the right to possession of the Building or the Lot, such person, firm, corporation or other entity shall not be (a) liable for any act or omission of the party named above as Landlord under this Lease; (b) liable for the performance of Landlord's covenants hereunder which arise and accrue prior to such person, firm, corporation or other entity succeeding to the interest of Landlord hereunder or acquiring such right to possession; (c) subject to any offsets or defenses which Tenant may have at any time against Landlord; (d) bound by any rent which Tenant may have paid previously for more than one (1) month in advance; and (e) shall not be bound by any amendment or modification hereof relating to the reduction of rent, shortening of term, or effecting a cancellation or surrender hereof and made without the consent of such person, firm, corporation or other entity.

                           Tenant agrees, from time to time as may be
requested by Landlord, to execute, acknowledge and deliver to Landlord all or any of the following: an estoppel letter certifying to such party as Landlord reasonably may designate, including any mortgagee, that this Lease is in full force and effect and has not been amended, modified or superseded, that Landlord has satisfactorily completed all construction work required by this Lease (subject to completion of punch-list items), that Tenant has accepted the Leased Premises and is now in possession thereof, that Tenant has no defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease or the Leased Premises and Landlord is not in default hereunder (or if any of the foregoing not be the case, specifying in reasonable detail the extent and nature thereof), that Tenant has no knowledge of any pledge or assignment of this Lease or rentals hereunder, that rent is accruing under this Lease but has not been paid more than one
(1) month in advance and the date to which rent has been paid; and any other instrument as may be reasonably requested to be executed by Tenant by any mortgagee of the Lot or the Building or any interest therein, so long as the rights of Tenant as provided for by this Lease are not materially affected by any such other instrument. Tenant's estoppel letter shall be in the form of Exhibit "D" attached hereto and made a part here of, or in such other form as Landlord or its mortgagee shall hereafter proscribe.

                  25. SUBORDINATION AND ATTORNMENT. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Lot, the Building or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Lot and the Building including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this lease as though it had been executed prior to the execution and delivery of the mortgage.

                           Tenant, if requested by Landlord, shall execute
any such instruments in recordable form as ma~ be reasonably required by Landlord in order to confirm or effect the subordination of this Lease and the attornment of Tenant to future landlords in accordance with the terms of this Section.

                  26. ASSIGNMENT AND SUBLETTING . Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Leased Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if Landlord is acting in its best interests and not with the express intent of interfering with Tenant's proposed assignment or Sublease, and if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business to not be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building, or if the proposed rental rate is lower than the then current rate at which similar space in the Building is being offered by Landlord, or if the proposed subletting is to a prospective subtenant for less than fifty percent (50%) of the Leased Premises. Notwithstanding the foregoing, Tenant may assign or sublet the Leased Premises without Landlord's consent to a corporation which is a parent or subsidiary of Tenant or is affiliated with Tenant in a common group of corporations provided no such assignment or subletting shall relieve Tenant of its obligations and liabilities hereunder.

                          Tenant's request for consent shall be in writing
and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and the other evidence of financial responsibility, its intended use of the Leased Premises, and the terms and conditions of the proposed assignment or subletting.

                          Within thirty (30) days from receipt of such
request, Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

                          Each assignee hereunder shall assume and be deemed
to have assumed this Lease and -shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute the same shall not release assignee from its Habifity as set forth herein.

                          All the foregoing notwithstanding, Tenant shall not
enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Leased Premises or any portion thereof, which provides. for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance or any right or interest in the possession, use or occupancy of any part of the Leased Premises.

                           Any consent by Landlord hereunder shall not
constitute a waiver of strict future compliance by Tenant of the provisions of this Section 26 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

                  27. DEFAULT. Any other provisions in the Lease notwithstanding, it shall be an Event of Default under this Lease if (a) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after written notice given by or on behalf of Landlord to Tenant, provided, however, Landlord need not give any such written notice, for nonpayment of rent and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period,
(b) Tenant vacates the Leased Premises or uses or occupies the Leased Premises otherwise than as permitted by Sections 1 and 10 hereof, or assigns or sublets, or purports to assign to sublet, the Leased Premises or any part thereof otherwise than in the manner and upon the conditions set forth in
Section 26 hereof, (c) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Tenant commences to cure such failure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion, (d) without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Leased Premises otherwise than in the ordinary and usual course of business, (e) Tenant makes any assignment for the benefit of creditors; Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law; a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days; Tenant is adjudicated a bankrupt; Tenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency law; a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease; any attachment or execution against a substantial part of Tenant's assets or of Tenant's interest in this Lease remains unstayed or undismissed for a period of more than ten (10) days; a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, or (f) any of the foregoing occur as to any guarantor or surety of Tenant's performance under this Lease, or 'such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

28.      LANDLORD'S REMEDIES.

                           (a) If an Event of Default hereunder shall have
happened and be continuing, Landlord may, at its option:

                                   (i) declare due and payable and sue for
and recover, all unpaid Fixed Rent for the unexpired period of the Lease Term (and also all Additional Rent as the amount(s) of same can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder, and/or

                                   (ii) distrain, collect or bring action for
such Fixed Rent and Additional Rent as being rent in arrears, or may enter judgment therefor in an amicable action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Fixed Rent and Additional Rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or

                                   (iii) terminate the Lease Term by giving
written notice thereof to Tenant and, upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

                                   (iv) exercise any other rights and remedies
available to Landlord at law or in equity.

                           (b) If any Event of Default shall have happened
and be continuing, Landlord may, whether or not the Lease Term has been terminated as herein provided, reenter and repossess the Leased Premises or any part thereof by force, summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term unless a written notice of such intention be given to Tenant pursuant to Section 28(a)(iii) or unless the termination of this Lease be decreed by a court of competent jurisdiction.

                           (c) At any time or from time to time after the
repossession of the Leased Premises or any part thereof pursuant to Section 28(b), whether or not the Lease Term shall have been terminated pursuant to
Section 28(a)(iii), Landlord may (but shall be under no obligation to) relet all or any part of the Leased Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord.

                           (d) No expiration or termination of the Lease Term
pursuant to Section 28(a)(iii), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to Section 28(b), or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to Section 28(c) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                           (e) In the event of any expiration or termination
of this Lease or repossession of the Leased Premises or any part thereof by reason of an occurrence of an Event of Default, and Landlord has not elected to accelerate rent pursuant to Section 28(a)(i), Tenant shall pay to Landlord the Fixed Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 28(c), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including, without limitation, all related reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such current damages on the days on which the Fixed Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

                           (f) At any time after such expiration or
termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 28(e), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole of accelerated rent pursuant to

Section 28(a)(i), as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) Fixed Rent, Additional Rent and other sums which would be payable under this Lease for the remainder of the Lease Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 28(e) to pay current damages) for what would have been the then unexpired term of this Lease in the absence of such expiration, termination or repossession, discounted at the prevailing yield to maturity on United States Treasury Notes having the closest maturity to the expiration date of the Lease Term, over (ii) the then fair rental value of the Leased Premises for the same period, discounted at a like rate. If any statute. or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

                           (g) Tenant, in consideration for the execution of
this Lease by Landlord and for the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of pre-judgment notice and hearing, hereby expressly authorizes any attorney of any Court of Record to accept service of process for, to appear for, and to confess judgment against Tenant in any and all actions brought hereunder by Landlord against Tenant to recover possession from time to time of the Leased Premises in accordance with the terms hereof (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith).

                           (h) Tenant further hereby expressly authorizes and
empowers (which power is coupled with an interest) Landlord, upon the occurrence of an Event of Default and so long as the same is continuing, to enter upon the Leased Premises, distrain upon and remove therefrom all inventory, equipment, machinery, trade fixtures, and personal property of whatsoever kind or nature, owned by Tenant and to proceed, without judicial decree, writ of execution or assistance of constables, to conduct a private sale, by auction or sealed bid, of such personal property, at which sale Landlord may bid without restriction. Tenant hereby waives the benefit of all laws, whether now in force or hereafter enacted, exempting any personal property on the Leased Premises from sale or levy, whether execution thereon is had by order of ANY COURT OR THROUGH PRIVATE sale as herein authorized. Landlord agrees, on the request of a secured party holding a valid purchasing money security interest in personal property located at the Leased Premises, to execute a Landlord's waiver on terms and conditions reasonably acceptable to Landlord.

                           (i) In any action for ejectment or for distraint,
Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. The authority to confess judgment against Tenant hereunder shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as provided herein from time to time as often as any Event of Default occurs under this Lease, and such authority- may be exercised as well after the expiration of the Lease Term and/or during or after the expiration of any extended or renewal term.

                           (j) No right or remedy herein conferred upon or
reserved to either party is intended to be exclusive of any other right or remedy herein by law provided, but each shall be cumulative and in addition to every right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                           (k) No waiver by either party of any breach by the
other of any of the other's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by either party or any rights and remedies with respect to such or any subsequent breach.

                           (l) In the event of a breach or threatened breach
by either party of any of the covenants or provisions hereof, the other shall have the right of injunction and right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for.

                           (in) Tenant hereby expressly waives any and all
rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

                  29. LEGAL FEES AND OTHER COSTS. The prevailing party in any enforcement proceeding shall be entitled to reimbursement of all reasonable legal fees and expenses by the non-prevailing party.

                  30. LATE CHARGE. If any installment of fixed rent, additional rent or other sums payable by tenant to landlord under this lease shall not be paid on the due date thereof, Tenant shall pay to Landlord a "late charge" of five percent (5 %) of the amount so due for the purpose of defraying the. expense incident to handling such delinquent payment.

                  31. SUCCESSORS AND ASSIGNS. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building and/or the Lot shall be liable only for obligations accruing during the period of its ownership or interest in the Building or the Lot; and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building or the Lot, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder. The liability of

Landlord or any successive owner of the Building and/or the Lot hereunder and all of its officers, employees, shareholders or joint venturers or partners, if any, whether general or limited, shall be limited to Landlord's estate or other title or interest in the Building and/or the Lot.

                  32. Waivers. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

                  33. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Leased Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

                  34. SEVERABILITY. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  35. NOTICES. All notices or other communications required or permitted hereby shall be effective only if the same are in writing and are signed by the party giving the notice or by an agent or other person authorized in writing to so act on behalf of such party. Notices.-to Tenant shall be given by registered or certified mail, return receipt requested, addressed to Tenant at the address set forth in Section I hereto; and notices to Landlord shall be given by registered or certified mail, return receipt requested to the address set forth in section I hereof. All notices shall be deemed given unless otherwise specified herein, on the date when same are delivered, if delivered, or on the date when the same are deposited in the mail.

                  36. AMENDMENT AND MODIFICATIONS. This Lease contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant and the same shall not be valid unless approved in writing by all mortgagees and holders of any estate or interest in the Building or the Lot by virtue of leases or other instruments expressly referred to herein or which are then of record.

                  37. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the sum set forth in Section I hereof with Landlord as a security deposit (the "Security Deposit") to be held by Landlord as security for Tenant's performance of all of Tenant's obligations under this Lease. Landlord may commingle the Security Deposit with its general funds and any interest earned on the Security Deposit shall belong to Landlord. Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Lease. If any such application is made, upon notice by Landlord to Tenant, Tenant shall promptly replace the amount so applied. If there has been no Event of Default within thirty (30) days after expiration or earlier termination of this Lease, Landlord shall return the entire balance of the Security Deposit to Tenant. Tenant will not look to any foreclosing mortgagee on the Lot or Building or any interest therein for the return of the Security Deposit unless the mortgagee has expressly assumed Landlord's obligations under this Lease or has actually received the balance of the Security Deposit. In the event Landlord sells the Lot and Building and transfers the Security Deposit to a new owner of the Lot and Building, Tenant shall look solely to such new owner for the return of the balance of the Security Deposit.

38.      ENVIRONMENTAL MATTERS.

                           (a) Tenant shall promptly deliver to Landlord
copies of any of the following documents that Tenant receives or prepares:

                                   (i) applications or other materials
regarding the Land, Building, or Premises submitted to any governmental agency in compliance with Environmental Statutes;

                                   (ii) any notifications regarding the Land,
Building, or Premises submitted to any person pursuant to Environmental
Statutes;

                                   (iii) any permit, license, approval,
amendment or modification thereto granted regarding the Land, Building, or Premises pursuant to Environmental Statutes;

                                   (iv) any record or manifest required to be
maintained regarding the land, building, or premises pursuant to environmental statutes; and

                                   (v) any correspondence, notice of
violation, summons, order, complaint or other document received by Tenant or its lessees, sublessees or assigns (if permitted), pertaining to the Land, Building, or Premises and to compliance with any Environmental Statutes.

                                   "Environmental Statutes" shall mean all
statutes, ordinances, regulations, orders and requirements of common law regulating environmental matters concerning (A) activities at the Land, Building or Premises, (B) repairs or construction of any improvements located on the Land, (C) handling of any materials, (D) discharges to the air, soil, surface water, or ground water, and (E) storage, treatment or disposal of any waste at the Land, Building or Premises.

             (b) In the event that Landlord or Landlord's mortgagee performs or n of the Lot or Building for any of the below matters, lord or Landlord's mortgagee with respect to such investigation:

                           (i)  compliance at the Land, Building, or Premises
with Environmental Statutes;

                           (ii) the presence of hazardous substances or
contamination at the Land, Building, or Premises;

                           (iii) the presence at the Land, Building, or
Premises of polychlorinated biphenyls, substances containing polychlorinated biphenyls, asbestos, materials containing asbestos, or unreaformaldehyde foam insulation;

                            (iv) the presence at the Land of (A) a wetland or
other "water of the United States" for purposes of Section 404 of the federal Clean Water Act, 33 U.S.C. Section 1344, or any similar area regulated under any state law, (B) a flood plain or other flood hazard area as defined pursuant to the Pennsylvania Flood Plain Management Act, Pa. Stat. tit. 32, Sections 679.101 to .601 (Purdon Sup. 1989), (C) a portion of the coastal zone for purposes of the federal Coastal Zone Management Act, 16 U.S.C. Sections 1451-1464, or (D) any other area development of which is specifically restricted under applicable law by reason of its physical characteristics or prior use;

                           (v) the presence at the Land, Building, or
Premises of radon products; or

                           (vi) the presence at the Land, Building, or
Premises of tanks presently or formerly used for the storage of any liquid or gas above or below ground.

                  (C) In the event Tenant brings any hazardous or toxic substances or waste into the Leased Premises of the nature described in clause (b) above, Tenant shall notify Landlord thereof and Tenant shall promptly clean up the same.

                  (d) In the event any present or future Federal, State or municipal statute, ordinance, law, rule, or regulation requires Landlord or Tenant to obtain a clearance certificate or Declaration of Non-Applicability, similar or dissimilar to those required by the New Jersey Environmental Clean-Up Responsibility Act, upon the expiration or earlier termination of the Lease Term, or upon the sale of the Lot or Building by Landlord, Tenant will apply therefore and deliver an application therefor to Landlord without delay, and take such action as may be necessary under such applicable statute, ordinance, law, rule or regulation to obtain such clearance certificate or Declaration of Non-Applicability.

                  39. BROKERS. Landlord and Tenant each represent and warrant to the other that it has not engaged any broker, finder or other person other than the broker, if any, listed in Section I hereof, who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease. Landlord and Tenant each agree to indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the other as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of the other. Landlord shall be responsible for the payment of a brokerage fee to the broker listed in Section I at Landlord's scheduled commission rate or as otherwise agreed in writing between Landlord and such broker.

                  40. FINANCIAL STATEMENTS. Within ninety (90) days following the end of Tenant's fiscal year, Tenant shall deliver to Landlord a copy of Tenant's financial statements (consisting, at a minimum, of Tenant's balance sheet and income statement) for Tenant's fiscal year just ended, certified by an independent certified public accountant as presenting fairly, in all material respects, the financial position of Tenant and the results of its operations in accordance with generally accepted accounting principles. In addition, Tenant shall provide from time to time, on request of Landlord, bank references necessary to verify Tenant's continued good credit.

                  41. TENANT'S TERMINATION RIGHTS. Tenant shall have the right and option to terminate this Lease at the end of the twenty-fourth
(24th) Lease Month (the "Termination Date") of the initial Lease Term by giving Landlord not less than six (6) months prior written notice thereof and paying to Landlord at the time of the giving of such notice a termination fee of $73,889.68 (the "Termination Fee"). If Tenant gives notice of its election to terminate this lease under this Section 41, but fails to pay the Termination Fee or fails to vacate the Leased Premises on or before the Termination Date, Landlord shall have the option of treating such failure as either (a) an Event of Default hereunder, (b) a rescission of Tenant's notice of termination, or (c) a holdover under Section 4 hereof. In any event, Tenant shall pay Landlord, as Additional Rent hereunder, all damages, losses, costs and expenses (including reasonable legal fees and expenses) Landlord may have incurred by reason of Tenant's failure to vacate, including, without limitation, any costs or lost profits from any reletting or proposed reletting of the Leased Premises and Landlord's efforts to regain possession of the Leased Premises.

                  42. PARKING. At no additional rent to * Tenant, Landlord shall provide on the Lot on which the Building is located parking for all tenants (including Tenant), their guests and customers at an overall rate of five (5) parking spaces per 1,000 square feet of office space in the Building, which shall include two (2) spaces in the underground parking structure.

                  43. OPTIONS TO Extend. Provided no Event of Default under this Lease has occurred and is CONTINUING, TENANT shall have the right and option, exercisable by giving Landlord written notice at least nine (9) months prior to the expiration of the initial Term, to to extend the Lease Term for one (1) additional period of four (4) years (the "Extended Term") and, upon the giving of such notice, this Lease shall automatically be extended for such four (4) year period and no further agreement of extension need be executed. In the even that Tenant fails to give such notice to Landlord as herein provided, this Lease shall automatically terminate at the end of the then current Lease Term and Tenant shall have no further right or option to extend this Lease. The Extended Term shall be upon the same covenants, agreements, provisions, terms and conditions as during the original Lease Term except that the Annual Fixed Rent during the Extended Term shall equal the Fair Market Rent for the Leased Premises, but not less than the aggregate rent paid during the last year of the initial Term. The "Fair Market Rent" for the Leased Premises shall mean the rent for comparable space in a Class A mid-rise building in lower Bucks County for a new tenant entering into a new four (4) year lease and with the Operating Expense Allowance being adjusted to reflect the expense allowance used in calculating the Fair Market Rent. At least nine (9) months prior to the expiration of the then current Lease Term, Tenant may request Landlord to quote the Fair Market Rent effective for the first day of the Extended Term. If Tenant objects thereto, Landlord and Tenant shall negotiate for a period of thirty (30) days to determine whether the Fair Market Rent can be agreed upon. In the event Landlord and Tenant cannot agree on the Fair Market Rent within such thirty
(30) day period, Landlord and Tenant shall mutually select a real estate appraiser (MAI or equal) knowledgeable of rents obtained in Class A mid-rise office buildings in lower Bucks County, Landlord shall submit to such appraiser the lowest Annual Fixed Rent which Landlord is willing to accept, together with any information with respect thereto that Landlord deems relevant and Tenant shall submit to such appraiser the highest Annual Fixed Rent which Tenant is wining to pay, together with any information with respect thereto that Tenant deems relevant, and the appraiser will then select which of Landlord's or Tenant's submissions most clearly reflect the Fair Market Rent for Class A mid-rise office buildings in lower Bucks County for new leases for a four (4) year term as aforesaid. The appraiser's decision shall be rendered within forty-five (45) days following his selection and to determine the Fair market rent of the leased premises as aforesaid. Such determination shall be final, binding and or conclusive on Landlord and Tenant.

                  44. HEADINGS AND TERMS. The title, headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and the term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

                  45. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date first mentioned.

                                 LANDLORD:

                                 GLENVIEW CORPORATE CENTER LIMITED PARTNERSHIP
                                 By: BPPI-I, L.P.

                                 By:     Bergen of Philadelphia, Inc.

                                 By:  /s/ illegible
                                     ----------------------------------------


                                 By:     Pitcairn Properties, Inc.

                                 By:  /s/ illegible
                                     ----------------------------------------


                                 TENANT:

                                 WORLDGATE COMMUNICATIONS


                                 By:  /s/ Hal Krisbergh
                                     ----------------------------------------

                                 Name:  Hal Krisbergh
                                       --------------------------------------

                                 Title:  Chairman/CEO
                                        -------------------------------------



                                 Attest:  /s/ David E. Wachob
                                         ------------------------------------

                                 Name:   David E. Wachob
                                        -------------------------------------

                                 Title:  VP/GM
                                         ------------------------------------

                                                                    EXECUTION

                            FIRST AMENDMENT TO LEASE

                 FIRST AMENDMENT TO LEASE dated October 24, 1997 by and between GLENVIEW CORPORATE CENTER LIMITED PARTNERSHIP, Landlord ("Landlord"), and WORLDGATE COMMUNICATIONS, as Tenant ("Tenant").

                                   BACKGROUND

                 A. Landlord and Tenant entered into a Lease dated January 14, 1997 (the "Original Lease") pursuant to which Tenant leased approximately 16,195 rentable square feet (the "Premises") at 3220 Tillman Drive, Bensalem Township, Pennsylvania (the "Building"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Original Lease.

                 B. Tenant desires to Lease an additional approximately 3,130 rentable square feet on the second (2nd) floor of the Building (the "Additional Premises"). Landlord has agreed to the lease of the Additional Promises upon the terms and conditions hereinafter set forth.

                                   AGREEEMENT

                 NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. DEFINITIONS; EFFECTIVENESS. The Original Lease as amended by this Amendment is hereafter referred to as the Lease. The respective obligations of Landlord and Tenant prior to the Effective Date (as defined in Section 3 below) shall be governed in all respects by the Original Lease.

                 2. PREMISES. Landlord hereby leases the Additional Premises to Tenant for the Annual Rent set forth in Section 3 below and upon the terms and conditions set forth in the Original Lease. EXHIBIT "A" to the Lease is hereby amended to include as the Premises the area in the Building depicted on EXHIBIT "A" attached hereto.

                 3. BASE RENT. Tenant shall pay to Landlord as Annual Fixed Rent for the Additional Premises the sum of Twenty and 50/100 Dollars ($20.50) per rentable square foot, or Sixty Four Thousand one Hundred Sixty Five ($64,165), per annum, commencing December 1, 1997 (the "Effective Date"), payable as provided in the Original Lease.

                 4. CONSTRUCTION OF ADDITIONAL PREMISES. (a) Landlord will construct the improvements in the Additional Premises in accordance with the plans attached or described in EXHIBIT "B". Landlord will provide Tenant with a Tenant Improvement Allowance in the amount of $29,200. To the extent that Tenant makes any changes in finish or scope of the work described in EXHIBIT "B" Tenant shall pay such excess monthly in proportion to the overall Cost of Construction within fifteen (15) days of receiving Landlord's statement therefor. The "Cost of Construction" shall mean the actual charges of Landlord's contractors, designers and engineers and Landlord's overhead in an amount equal to ten percent (10%) of such charges.

                          (b)     All construction work required or permitted
by the Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations and orders of governmental authorities and with all applicable codes of all insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party hereby agrees to be bound by and authorizes the other to rely upon, in connection with design and construction, approval and other actions by their respective construction representative, as identified by written notice to the other. Landlord's construction representation is R. Clifford Zimmerman.

                          (c)     Within five (5) days after written notice
from Landlord to Tenant of the date on which Landlord reasonably expects that the construction of the Additional Premises will be Substantially Completed or, in the absence of such notice, within five (5) days after Tenant commences occupancy of the Additional Premises, or any part thereof, Landlord's and Tenant's construction representatives shall make such inspection of the Additional Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Additional Premises in their then condition and as being in the condition in which Landlord is obligated to deliver the Additional Premises hereunder. If as a result of such inspection Tenant discovers deviations or variations from the plans and specifications for the construction of the Additional Premises of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations. The existence of such punch list items shall not postpone the Effective Date of this Lease nor the obligations of Tenant to pay rent. After the Effective
Date, Landlord, its agents and/or contractors may enter the Additional
Premises from time to time to complete unfinished details and adjustments with reasonable dispatch, and such entry shall not constitute an eviction, in whole or in part, entitle Tenant to any abatement or diminution of rent, relieve Tenant of any of its obligations under the Lease, or impose any liability on Landlord to Tenant or its agents or contractors by reason thereof.

                 5. COMPLETION OF IMPROVEMENTS. (a) The Additional Premises shall be deemed to be substantially completed ("Substantially Completed" or "Substantial Completion") when all work specified to be done in the plans attached or described in EXHIBIT "B", attached hereto and made a part hereof, has BEEN substantially completed, except for minor items of finishing and construction of a nature which are not necessary to make the Additional Premises reasonably tenantable for Tenant's use as stated herein.

                          (b)     If TENANT MAKES any changes in such plans,
Tenant shall bear any additional construction or other expense to Landlord caused directly or indirectly by any delay caused BY such changes and shall pay to Landlord as Additional Rent, at the Effective Date as defined in
Section 3, an amount equal to the aggregate number of days of delay caused by such changes, multiplied by one three hundred sixty-fifth (1/365th) of the Annual Fixed Rent. Landlord and Tenant, understanding the difficulty in determining or estimating the actual damages that will result from Tenant's changes, have agreed upon the foregoing as an appropriate method of liquidating such damages.

                          (c) Landlord shall have the Additional Premises
Substantially Completed by the Effective Date, except for delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes beyond Landlord's reasonable control, any of which shall extend the Effective Date for a period equal to the total of the duration of each such delay. However, if the Additional Premises is not Substantially Completed within one (1) month following the Effective Date, as the same may be extended in accordance herewith, Tenant, as Tenant's sole right thereby arising, may terminate the Lease (as to the Additional Premises ONLY) by written notice to Landlord given within fifteen (15) days thereafter, provided that the Lease Term for the Additional Premises shall not have commenced prior to the giving of such notice to Tenant, the Lease as to the Additional Premises to terminate in such case upon Landlord's receipt of such notice, whereupon Landlord shall return all rent and other monies paid by Tenant to Landlord in advance on account of the Additional Premises, except as hereinafter stated, and all further obligaTIONS OF the parties hereunder shall end. The termination right provided herein is applicable to the Additional Premises only, and shall not terminate or otherwise effect the Tenant's obligations under the Lease as to the Leased Premises under the Original Lease.

                          (d) it is understood that in the event of such
termination by Tenant, Landlord shall have no responsibility to reimburse Tenant for ANY COST or expenses AS TENANT MAY have directly or indirectly incurred toward this leasing or the occupancy of the Additional Premises, whether with respect to arranging for or termination of arrangements for other space.

                 6. TERM. The term of the Lease with respect to the Additional Area shall commence on the Effective Date (as defined in Section 3 above) and thereafter be coterminous with the Lease Term as provided in the Original Lease.

                 7. ADDITIONAL RENT. The Additional Premises shall be considered part of the Rentable Area of the Leased Premises for the purposes of determining Tenant's Proportionate Share under Paragraph 6 of the Original Lease. Tenant acknowledges and agrees that from and after the Effective Date, Tenant's Proportionate Share shall be 13.53%.

                 S. TENANT'S TERMINATION RIGHTS. In the event that Tenant exercises its right and option to terminate the Lease in accordance with Section 41 of the original Lease, Tenant shall pay to Landlord, in addition to any and all costs and charges provided in Section 41 of the Original Lease (including, but not limited to the Termination Fee), the unamortized portion of the Tenant Improvement Allowance provided in Section 4(a) hereof.

                 9. BROKERS. Landlord and Tenant each represent and warrant to the other that it has not engaged any broker, finder or other person other than the broker, if any, listed in Section I of the Original Lease, who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease. Landlord and Tenant each agree to indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the other as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of the other. Landlord shall be responsible for the payment of a brokerage fee to the broker listed in Section 1 of the Original Lease at Landlord's scheduled commission rate or as otherwise agreed in writing between Landlord and such broker.

10.      GENERAL PROVISIONS.

                          (a) GOVERNING LAW. This Amendment shall be governed
by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                          (b)     ENTIRE AGREEMENT. This Amendment
constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

                          (c) CAPTIONS. Paragraph headings are used herein
solely for reference purposes and are not to be construed as part of this Amendment.

                          (d) COUNTERPARTS. This Amendment may be executed in
counterpart copies, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

                          (e)     FULL FORCE AND EFFECT. Except as expressly
modified herein or inconsistent with the terms hereof, THE Original Lease shall remain in full force and effect and all of the provisions thereof are hereby ratified and confirmed.

                 IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Lease on and as of the date first above set forth.

Attest:                                   LANDLORD:

                                          GLENVIEW CORPORATE CENTER
                                          LIMITED PARTNERSHIP

By: /s/ James M. Watson                   By: Pitcairn Properties Incorporated
   -----------------------------
Title:



                                          By: /s/ James M. Watson
                                          ----------------------------------
                                          Authorized Officer
                                          Pitcairn Properties  Incorporated
                                          executes This Lease in its
                                          capacity as the General Partner of
                                          PPI-LDP-I which is the general
                                          partner of Land and Development
                                          Partnership -I which is the
                                          General Partner of Landlord.



Attest:                                   TENANT:

                                          WORLDGATE COMMUNICATIONS

By: /s/ illegible
   -----------------------------
Title:
                                          By:  /s/ Randall J. Gort
                                              ------------------------------
                                          Name: Randall J. Gort
                                          Title: VP, General Counsel